UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
___________________________________________

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EVENTBRITE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Eventbrite, Inc.
155 5th Street, Floor 7
San Francisco, California 94103
April 23, 2019
NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 7, 2019
Dear Eventbrite Stockholder:
We are pleased to invite you to attend the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of Eventbrite, Inc. ("Eventbrite") to be held on June 7, 2019 at 9:30 a.m. Pacific Time. The Annual Meeting will be held virtually via a live interactive audio webcast on the Internet. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/EB2019. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

•	To elect four Class I directors to serve until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

•	To transact any other business that properly comes before the Annual Meeting (including any adjournments, continuations and postponements thereof).
Our board of directors recommends that you vote "FOR" the director nominees named in Proposal One and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accounting firm as described in Proposal Two.
We have elected to provide access to our Annual Meeting materials, which include the proxy statement for our Annual Meeting (the "Proxy Statement") accompanying this notice, in lieu of mailing printed copies.
On or about April 23, 2019, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access the Proxy Statement and our 2018 Annual Report on Form 10-K ("2018 Annual Report"). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This Proxy Statement and our 2018 Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on the Notice, on your proxy card or in the instructions that accompanied your proxy materials.
Only stockholders of record at the close of business on April 10, 2019 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement.
Your vote is important. Whether or not you plan to attend the meeting, please ensure that your shares are voted at the Annual Meeting by signing and returning a proxy card or by using our Internet or telephonic voting system.
Thank you for your ongoing support of and continued interest in Eventbrite.
Sincerely,
Julia Hartz
Co-Founder and Chief Executive Officer

Eventbrite, Inc.
155 5th Street, Floor 7
San Francisco, California 94103
PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2019
PROCEDURAL MATTERS
Our board of directors ("board") solicits your proxy on our behalf for the 2019 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our Annual Meeting (this "Proxy Statement") and the accompanying Notice of Annual Meeting. The Annual Meeting will be held virtually via a live audio webcast on the Internet on June 7, 2019 at 9:30 a.m. (Pacific Time). On or about April 23, 2019, we mailed our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this Proxy Statement and our 2018 Annual Report on Form 10-K ("2018 Annual Report"). If you held shares of our Class A or Class B common stock on April 10, 2019 you are invited to attend the meeting at www.virtualshareholdermeeting.com/EB2019 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement, the terms "Eventbrite," "the company," "we," "us" and "our" refer to Eventbrite, Inc. and its subsidiaries. The mailing address of our principal executive offices is Eventbrite, Inc., 155 5th Street, Floor 7, San Francisco, California 94103.

What matters are being voted on at the Annual Meeting?
You will be voting on:
•  The election of four Class I directors to serve until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified;
•  A proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and
•  Any other business as may properly come before the Annual Meeting.

How does the board recommend I vote on these proposals?
Our board recommends a vote:
•  "FOR" the election of Roelof Botha, Andrew Dreskin, Jane Lauder and Steffan Tomlinson as Class I directors; and
•  "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

Who is entitled to vote?
Holders of either class of our common stock as of the close of business on April 10, 2019, the record date for the Annual Meeting (the "Record Date"), may vote at the Annual Meeting. As of the Record Date, there were 35,667,701 shares of our Class A common stock and 44,903,552 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our "common stock."
Registered Stockholders.    If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as "stockholders of record."
Street Name Stockholders.    If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in "street name," and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as "street name stockholders."

What do I need to be able to attend the Annual Meeting online?
We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/EB2019. The webcast will start at 9:30 a.m. (Pacific Time) on June 7, 2019. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

How many votes are needed for approval of each proposal?
Proposal One:  The election of directors requires a plurality of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. "Plurality" means that the nominees who receive the largest number of votes cast "FOR" such nominees are elected as directors. As a result, any shares not voted "FOR" a particular nominee (whether as a result of stockholder abstention or a broker non-vote (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter)) will not be counted in such nominee's favor and will have no effect on the outcome of the election.
Proposal Two:  The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote "Against" this proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is the quorum requirement?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote on the Record Date will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?
If you are a stockholder of record, there are four ways to vote:
(1) by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 6, 2019 (have your Notice or proxy card in hand when you visit the website);
(2) by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 6, 2019 (have your Notice or proxy card in hand when you call);
(3) by completing and mailing your proxy card (if you received printed proxy materials); or
(4) by Internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/EB2019.
In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on June 6, 2019. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.
If you are a street name stockholder, please follow the instructions from your broker, bank or other nominee to vote by Internet, telephone or mail. Street name stockholders may not vote via the Internet at the Annual Meeting unless they receive a legal proxy from their respective brokers, banks or other nominees.

Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•  notifying our Corporate Secretary, in writing, at Eventbrite, Inc., 155 5th Street, Floor 7, San Francisco, California 94103 before the vote is counted;
•  voting again using the telephone or Internet before 11:59 p.m. Eastern Time on June 6, 2019 (your latest telephone or Internet proxy is the one that will be counted); or
•  attending and voting during the Annual Meeting. Simply logging into the Annual Meeting will not, by itself, revoke your proxy.
If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank or nominee.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board. Julia Hartz, Randy Befumo and Samantha Harnett have been designated as proxy holders by our board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is the effect of abstentions and broker non-votes?
Votes withheld from any nominee, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Shares voting "withheld" have no effect on the election of directors. Abstentions have the same effect as a vote "against" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole "routine" matter, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019. Absent direction from you, your broker will not have discretion to vote on Proposal One (election of directors), which is a "non-routine" matter.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the U.S. Securities and Exchange Commission ("SEC"), we have elected to furnish our proxy materials, including this Proxy Statement and our 2018 Annual Report, primarily via the Internet. On April 23, 2019, we mailed to our stockholders a Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting and how to request printed copies of the proxy materials and 2018 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

How are proxies solicited for the Annual Meeting?
Our board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called "householding," which is permitted by SEC rules. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at (415) 692-7779 or:
Eventbrite, Inc.
Attention: Investor Relations
155 5th Street, Floor 7
San Francisco, California 94103
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year's annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2020 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 25, 2019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Eventbrite, Inc.
Attention: Corporate Secretary
155 5th Street, Floor 7
San Francisco, California 94103
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2020 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•     not earlier than the close of business on February 8, 2020; and
•     not later than the close of business on March 9, 2020.
In the event that we hold the 2020 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee's name and qualifications for membership on our board and should be directed to our General Counsel or legal department at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled "Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors."
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled "Stockholder Proposals" for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws
A copy of our amended and restated bylaws is available via the SEC's website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

What does being an "emerging growth company" mean?
We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. These provisions include:
•  an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;
•  an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;
•  reduced disclosure about our executive compensation arrangements;
•  extended transition periods for complying with new or revised accounting standards; and
•  exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangement.
We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We have chosen to irrevocably "opt out" of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards, but we intend to take advantage of certain of the other exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Why is this Annual Meeting being held virtually?
We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and our company. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation since stockholders can participate from any location around the world.
You will be able to participate in the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EB2019. You will also be able to vote your shares electronically prior to or during the annual meeting.

Who pays for the cost of this proxy solicitation?
We pay the entire cost of preparing and distributing these proxy materials. In addition, we may reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by mail, telephone, facsimile, email or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our board, which is elected by our stockholders. Our board consists of ten directors, all of whom, other than Ms. Hartz and Messrs. Hartz and Dreskin, qualify as "independent" under the listing standards of the New York Stock Exchange. Our board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth information regarding our directors, including their ages, as of March 31, 2019:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Employee Directors:
Julia Hartz	II	39	Co-Founder, Chief Executive Officer and Director	2016	2020	—
Andrew Dreskin	I	50	President of Music and Director	2017	2019	2022
Non-Employee Directors						—
Katherine August-deWilde(2)(3)	II	71	Director	2016	2020	—
Roelof Botha(1)(2)(4)	I	45	Director	2009	2019	2022
Kevin Hartz	III	49	Co-Founder, Chairman of the Board and Director	2005	2021	—
Jane Lauder(3)	I	45	Director	2018	2019	2022
Sean Moriarty(2)	III	48	Director	2010	2021	—
Lorrie Norrington(1)(3)	III	59	Director	2015	2021	—
Helen Riley(1)	II	43	Director	2018	2020	—
Steffan Tomlinson(1)	I	47	Director	2016	2019	2022
_______________________

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and corporate governance committee.

(4)	Lead independent director.
Information Concerning Director Nominees
Roelof Botha.     Mr. Botha has served as a member of our board since October 2009. Since January 2003, Mr. Botha has served in various positions at Sequoia Capital, a venture capital firm, including as a Managing Member since 2007. From 2000 to 2003, Mr. Botha served in various positions at PayPal, a payment processing and financial services company, including as chief financial officer. Mr. Botha has served on the board of directors of MongoDB, a publicly-traded general purpose database platform, since 2013, Square, Inc., a publicly-traded company that provides payments, financial and marketing services, since 2011, and Natera, a publicly-traded genetic testing company, since 2007. He also currently serves on the board of directors of a number of privately-held companies. Mr. Botha previously served on the board of directors of Xoom Corporation from May 2005 until its acquisition by PayPal in 2015. Mr. Botha holds a Master of Business Administration from the Stanford University Graduate School of Business and a Bachelor of Science in Actuarial Science, Economics and Statistics from the University of Cape Town.
We believe that Mr. Botha is qualified to serve as a member of our board due to his knowledge of the technology industry and experience serving on the boards of directors of public companies.
Andrew Dreskin. Mr. Dreskin has served as our President of Music and a member of our board since December 2017. From January 2008 to September 2017, Mr. Dreskin served as the chief executive officer and was a co-founder of Ticketfly, a music ticketing and marketing company we acquired in September 2017. Earlier in his career, Mr. Dreskin served as the chief executive officer and was a co-founder of TicketWeb. TicketWeb was acquired by Ticketmaster in 2000. Over the course of his career, Mr. Dreskin has held various roles in the record, concert and festival industries. He currently serves on a variety of not-for-profit boards including Headcount, an organization that works with musicians to promote participation in democracy. Mr. Dreskin holds a Bachelor of Arts in History from Tulane University.
We believe that Mr. Dreskin is qualified to serve as a member of our board because of his experience working in the live events and ticketing industries.
Jane Lauder. Ms. Lauder has served as a member of our board since November 2018. Since April 2014, Ms. Lauder has served as the Global Brand President of Clinique, a skincare and cosmetics brand owned by The Estee Lauder Companies Inc. Immediately prior to that, Ms. Lauder served as Global President, General Manager of the Origins, Ojon and Darphin brands of Estee Lauder. From July 2008 until July 2010, Ms. Lauder served as Senior Vice President/General Manager of the Origins brand. Ms. Lauder began her career with Estee Lauder in 1996 at Clinique and served in various positions at Estee Lauder until July 2006, when she became Senior Vice President, Global Marketing for Clinique. Since 2009, she has served on the board of directors of The Estee Lauder Companies Inc. Ms. Lauder holds a Bachelor of Arts in History from Stanford University.
We believe that Ms. Lauder is qualified to serve as a member of our board because of her management and leadership experience and experience serving on the board of directors of a public company.
Steffan Tomlinson. Mr. Tomlinson has served as a member of our board since February 2016. From February 2012 to March 2018, Mr. Tomlinson served as chief financial officer of Palo Alto Networks, a publicly-traded cyber security company. From September 2011 to January 2012, Mr. Tomlinson served as chief financial officer at Arista Networks, a provider of cloud networking solutions. From April 2011 to September 2011, Mr. Tomlinson was a partner and chief administrative officer at Silver Lake Kraftwerk, a private investment firm. From 2005 to 2011, Mr. Tomlinson served as chief financial officer at Aruba Networks, a provider of intelligent wireless LAN switching systems. Since May 2017, Mr. Tomlinson has served on the board of directors of Cornerstone OnDemand, a publicly-traded company providing cloud-based learning and talent management solutions. He also previously served on the boards of directors of Qlik Technologies, a publicly-traded data analytics platform, from 2013 to 2016, and Riverbed Technology, a publicly-traded network performance company, from 2014 to 2015. Mr. Tomlinson holds a Master of Business Administration from Santa Clara University and a Bachelor of Arts in Sociology from Trinity College.
We believe that Mr. Tomlinson is qualified to serve as a member of our board and chair of our audit committee due to his background as a member of the board and audit committee of other public companies and his financial and accounting expertise from his experience as chief financial officer of publicly-traded companies.
Information Concerning Continuing Directors
Katherine August-deWilde. Ms. August-deWilde has served on our board since February 2016. Ms. August-deWilde is currently the Vice Chair of First Republic Bank, a commercial bank specializing in private banking, business banking and wealth management, a position she has held since the beginning of 2016. Ms. August-deWilde has served as an executive at First Republic Bank since 1985 and has previously served as chief operating officer from 1993 to 2014 and president from 2007 to 2015. Ms. August-deWilde has served on the board of directors of First Republic Bank since 1988, Sunrun, a publicly-traded solar panel and energy company, since 2016, and TriNet Group, a publicly-traded human resources software solution company, since 2013. She also currently serves on the board of directors of a number of privately-held companies. Ms. August-deWilde is currently a member of the Advisory Council of the Stanford Center on Longevity and a member of the Stanford University Graduate School of Business Advisory Council. Ms. August-deWilde holds a Master of Business Administration from the Stanford Graduate School of Business and a Bachelor of Arts in History from Goucher College.
We believe that Ms. August-deWilde is qualified to serve as a member of our board due to her leadership experience and experience serving on the boards of directors of public companies.
Julia Hartz. Ms. Hartz co-founded our company and has served as our Chief Executive Officer and a member of our board since April 2016. From 2006 to April 2016, Ms. Hartz served as our President. From 2003 to 2005, Ms. Hartz served as a manager of various television network series at Fox Networks Group, a media company, and from 2001 to 2003, Ms. Hartz developed and managed a network television series at MTV Networks, a part of Viacom, a media company. Ms. Hartz holds a Bachelor of Arts in Telecommunications from Pepperdine University.
We believe that Ms. Hartz is qualified to serve as a member of our board based on the perspective and experience she brings as our co-founder and Chief Executive Officer.
Kevin Hartz. Mr. Hartz co-founded our company and has served as the Chairman of the Board of our board since August 2018 and has served on our board since October 2005. From September 2016 until June 2018, Mr. Hartz served as a partner and entrepreneur in residence at Founders Fund, a venture capital investment fund. From October 2005 to September

2016, Mr. Hartz served as our Chief Executive Officer. From 2001 to 2015, Mr. Hartz co-founded and held various roles at Xoom Corporation, a publicly-traded payments processing company that was sold to PayPal in 2015, including serving as its chief executive officer from 2001 to 2005 and director from 2001 to 2015. Mr. Hartz holds a Masters of Studies degree in History from Oxford University and a Bachelor of Arts and Science in History and Applied Earth Science from Stanford University.
We believe that Mr. Hartz is qualified to serve as a member of our board based on the perspective and experience he brings as our co-founder and former chief executive officer and his experience serving on a public company board.
Sean Moriarty. Mr. Moriarty has served on our board since January 2010. Since August 2014, Mr. Moriarty has served as the chief executive officer and as a member of the board of directors of Leaf Group, a publicly-traded diversified media platform company. Mr. Moriarty previously served as the chief executive officer of Saatchi Online, which operated Saatchi Art, an online art gallery, from August 2013 to August 2014, prior to its acquisition by Leaf Group. From 2009 to 2012, Mr. Moriarty was an entrepreneur in residence at Mayfield Fund, a venture capital firm. From 2007 to 2009, Mr. Moriarty was president and chief executive officer of Ticketmaster, a live entertainment ticketing and marketing company, and he held various other positions at Ticketmaster from 2000 to 2006, including executive vice president, technology and chief operating officer. Mr. Moriarty served on the Ticketmaster board of directors from 2008 to 2009, and he currently serves on the board of directors of several privately-held companies. Mr. Moriarty attended graduate school at Boston University and the University of South Carolina and holds a Bachelor of Arts in English from the University of South Carolina.
We believe that Mr. Moriarty is qualified to serve as a member of our board due to his executive experience at Ticketmaster and his breadth of leadership experience.
Lorrie Norrington. Ms. Norrington has served as a director on our board since April 2015. Ms. Norrington is currently an operating partner for Lead Edge Capital, a growth equity investment firm. Prior to Lead Edge Capital, Ms. Norrington served in several senior management roles at eBay from 2005 through 2010, including as president of eBay Marketplaces. Prior to joining eBay, she was the chief executive officer of Shopping.com and held senior positions at Intuit. Ms. Norrington also led a variety of businesses at General Electric Company over a twenty-year period in a broad range of industries. She has served on the board of directors of Colgate-Palmolive Company, a publicly-traded consumer products company, since 2015, HubSpot, a publicly-traded company that provides an inbound marketing and sales platform, since 2013 and currently serves as lead director, and Autodesk, a publicly-traded design and engineering software company, since 2011. Ms. Norrington also currently serves on the board of directors of several privately-held companies. Ms. Norrington holds a Master of Business Administration from the Harvard Business School and a Bachelor of Science in Business Administration from the University of Maryland.
We believe that Ms. Norrington is qualified to serve as a member of our board due to her leadership experience in technology, software and Internet businesses and experience serving on the boards of directors of public companies.
Helen Riley. Ms. Riley has served as a member of our board since July 2018. Since 2014, Ms. Riley has served as the chief financial officer at X, a research and development company and subsidiary of Alphabet Inc., a publicly-traded multinational conglomerate. From 2011 to 2013, Ms. Riley was the senior finance director of global marketing and global general and administration at Google, an Alphabet Inc. subsidiary. From 2013 to 2015, Ms. Riley was a finance director at Google, and she held various other positions in finance at Google from 2003 to 2012. Ms. Riley currently serves on the board of directors of WildAid, a wildlife conservation non-profit. Ms. Riley holds a Master of Business Administration from the Harvard Business School and a Bachelor of Arts in Philosophy, Politics and Economics and a Master of Arts from the University of Oxford.
We believe that Ms. Riley is qualified to serve as a member of our board due to her knowledge of global finance and experience advising technology companies.
Director Independence
Our Class A common stock is listed on the New York Stock Exchange. Under the listing standards of the New York Stock Exchange, independent directors must comprise a majority of a listed company's board of directors. In addition, the listing standards of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent. Under the listing standards of the New York Stock Exchange, a director will only qualify as an "independent director" if, in the opinion of that listed company's board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the listing standards of the New York Stock Exchange. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the New York Stock Exchange.

Our board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board has determined that Messrs. Botha, Moriarty and Tomlinson and Mses. August-deWilde, Lauder, Norrington and Riley do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the listing standards of the New York Stock Exchange. In making these determinations, our board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled "Certain Relationships and Related Party Transactions."
Board Leadership Structure
The positions of chief executive officer and Chairman of our board are separated. Kevin Hartz, one of our co-founders, serves as the Chairman of our board, presides over meetings of our board and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of our board. Our board believes that separating these roles is appropriate as it allows us to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance.
Our board has adopted corporate governance guidelines that provide that one of our independent directors will serve as our lead independent director. Our board has appointed Roelof Botha to serve as our lead independent director. As lead independent director, Mr. Botha presides over periodic meetings of our independent directors, serves as a liaison between the Chairman of our board and the independent directors and performs such additional duties as our board may otherwise determine and delegate.
Board Meetings and Committees
Our board may establish the authorized number of directors from time to time by resolution. Our board currently consists of ten members.
During our fiscal year ended December 31, 2018, our board held six meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board on which he or she served during the periods that he or she served.
Although our Corporate Governance Guidelines do not have a formal policy regarding attendance by members of our board at annual meetings of stockholders, we encourage, but do not require, our directors to attend.
Our board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board is described below. Members serve on these committees until their resignation or until as otherwise determined by our board.
Audit Committee
Our audit committee consists of Messrs. Botha and Tomlinson and Mses. Norrington and Riley, with Mr. Tomlinson serving as Chairman. Each member of our audit committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. As required by Rule 303A.07 of the New York Stock Exchange's Listed Company Manual, the board affirmatively determined that Mr. Botha's simultaneous services on the audit committees of more than three public companies does not impair his ability to effectively serve on our audit committee. Each member of our audit committee also meets the financial literacy and sophistication requirements of the listing standards of the New York Stock Exchange. In addition, our board has determined that Mr. Tomlinson is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). Our audit committee, among other things:

•	selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helps to ensure the independence and performance of the independent registered public accounting firm;

•
discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviews our policies on risk assessment and risk management;

•	reviews related party transactions;

•
obtains and reviews a report by the independent registered public accounting firm at least annually, if applicable, that describes our internal control procedures, any material issues with such procedures and any steps taken to deal with such issues; and

•
approves or, as required, pre-approves, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our audit committee is available on our website at https://investor.eventbrite.com/.
Our audit committee held eight meetings during the fiscal year ended December 31, 2018.
Compensation Committee
Our compensation committee consists of Ms. August-deWilde and Messrs. Botha and Moriarty, with Mr. Moriarty serving as Chairman. Each member of our compensation committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee, among other things:

•	reviews, approves and determines, or makes recommendations to our board regarding, the compensation of our executive officers;

•	administers our stock and equity compensation plans;

•	reviews and approves, or makes recommendations to our board, regarding incentive compensation and equity compensation plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our compensation committee is available on our website https://investor.eventbrite.com/.
Pursuant to our 2018 Stock Option and Incentive Plan (the "2018 Plan"), our compensation committee may delegate to a committee, all or part of its authority to approve certain grants of equity awards to certain individuals, subject to certain limitations including the amount of awards that can be granted pursuant to such delegated authority.
Our compensation committee held five meetings during the fiscal year ended December 31, 2018.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Mses. August-deWilde, Lauder and Norrington, with Ms. August-deWilde serving as Chairperson. Each member of our nominating and corporate governance committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Our nominating and corporate governance committee, among other things:

•	identifies, evaluates and selects, or makes recommendations to our board regarding, nominees for election to our board and its committees;

•	considers and makes recommendations to our board regarding the composition of our board and its committees;

•	reviews and assesses the adequacy of our corporate governance guidelines and recommends any proposed changes to our board; and

•	evaluates the performance of our board and of individual directors.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the New York Stock Exchange. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investor.eventbrite.com/.
Our nominating and corporate governance committee held three meetings during the fiscal year ended December 31, 2018.
Compensation Committee Interlocks and Insider Participation
During 2018, Ms. August-deWilde and Messrs. Botha and Moriarty all served as members of our compensation committee. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board or compensation committee. See the section titled "Certain Relationships and Related Party Transactions" for information about related party transactions involving members of our compensation committee or their affiliates.
Identifying and Evaluating Director Nominees
The board has delegated to the nominating and corporate governance committee the responsibility of identifying suitable candidates for nomination to the board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in these corporate governance guidelines and the committee's charter. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of director's approval as director nominees for election to the board.
Minimum Qualifications
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees and will consider all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board and the needs of our board and the respective committees of our board. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, ethics, integrity, judgment, diversity of experience, independence, skills, education, expertise, business acumen, length of service, understanding of our business and industry, potential conflicts of interest and other commitments. Nominees must also have proven achievement and competence in their field, the ability to offer advice and guidance to our management team, the ability to make significant contributions to our success and an understanding of the fiduciary responsibilities that are required of a director. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board and committee responsibilities. Members of our board are expected to prepare for, attend and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders' best interests.
Although our board does not maintain a specific policy with respect to board diversity, our board believes that our board should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board the director nominees for selection.
Stockholder Recommendations and Nominations to the Board
Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual's name and qualifications to our General Counsel at Eventbrite, Inc., 155 5th Street, Floor 7, San Francisco, California 94103, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
Stockholder and Other Interested Party Communications
The board provides to every stockholder and any other interested parties the ability to communicate with the board, as a whole, and with individual directors on the board through an established process for stockholder communication. For a stockholder communication directed to the board as a whole, stockholders and other interested parties may send such communication to our General Counsel via U.S. Mail or Expedited Delivery Service to: Eventbrite, Inc., 155 5th Street, Floor 7, San Francisco, California 94103, Attn: Board of Directors c/o General Counsel.
For a stockholder or other interested party communication directed to an individual director in his or her capacity as a member of the board, stockholders and other interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Eventbrite, Inc., 155 5th Street, Floor 7, San Francisco, California 94103, Attn: [Name of Individual Director].
Our General Counsel, in consultation with appropriate members of our board as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board, or if none is specified, to the Chairman of our board.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. A copy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics is available on our Internet website at https://investor.eventbrite.com and may also be obtained without charge by contacting our Corporate Secretary at Eventbrite, Inc., 155 5th Street, Floor 7, San Francisco, California 94103. We intend to disclose any amendments to our Code of Business Conduct and Ethics, or waivers of its requirements, on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements. During the fiscal year ended December 31, 2018, no waivers were granted from any provision of the Code of Business Conduct and Ethics.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks our company faces, while our board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our board believes that open communication between management and our board is essential for effective risk management and oversight. Our board meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board, where, among other topics, they discuss strategy and risks facing our company, as well at such other times as they deemed appropriate.
While our board is ultimately responsible for risk oversight, our board committees assist our board in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting, liquidity, privacy and cyber security risk. Our nominating and corporate governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies by reviewing, in consultation with management and Compensia, Inc, our compensation committee's independent compensation consultant, our compensation plans, policies and practices for named executive officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. Finally, our full board reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting and evaluates the risks inherent in significant transactions.
Non-Employee Director Compensation
In September 2018, upon the recommendation of our compensation committee, we implemented a formal policy pursuant to which our non-employee directors are eligible to receive the following cash retainers and equity awards:

Annual Retainer for Board Membership
Annual service on the board of directors	$35,000
Annual service as lead director	$15,000
Additional Annual Retainer for Committee Membership
Annual service as chair of the audit committee	$20,000
Annual service as member of the audit committee (other than chair)	$10,000
Annual service as chair of the compensation committee	$12,000
Annual service as member of the compensation committee (other than chair)	$6,000
Annual service as chair of the nominating and corporate governance committee	$7,500
Annual service as member of the nominating and corporate governance committee (other than chair)	$3,750
Non-employee directors are given the opportunity to elect to receive all or a portion of their cash retainer and committee fees in the form of an equity award of unrestricted stock having a grant-date fair value equal to the amount (or portion of the amount) of such retainer and committee fees.
Our policy also provides that, upon initial election to our board, each non-employee director will be granted an equity award having a fair market value of $165,000 ("Initial Grant") of which 50% will be restricted stock units ("RSUs") and 50% will be stock options. Furthermore, on the date of each of our annual meetings of stockholders, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual equity award having a fair market value of $165,000 ("Annual Grant") of which 50% will be RSUs and 50% will be stock options. If a new non-employee director joins our board on a date other than the date of our annual meeting of stockholders, such non-employee director will be granted a pro rata portion of the Initial Grant, based on the time between his or her appointment and our next annual meeting of stockholders. The Initial Grant and the Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of the company.
Non-employee directors are given the opportunity to defer settlement of all of the RSUs they receive pursuant to an Initial Grant or Annual Grant pursuant to the terms and conditions of our policy, the 2018 Plan and the Non- Employee Directors' Deferred Compensation Program (such RSUs elected for deferral, "deferred stock units"). Deferred stock units will generally be settled in shares of our Class A common stock in a single lump sum as soon as practicable (but in no event later than 30 days) after the end of the earlier to occur of the following: (i) 90 days after the non-employee director ceases to serve as a member of our board and incurs a "separation from service" within the meaning of Section 409A of the Code, (b) the consummation of a "sale event" (as defined in our 2018 Plan) so long as such "sale event" constitutes a "change in the ownership or effective control of the company or in the ownership of a substantial portion of the assets of the company" within the meaning of Section 409A of the Code or (c) 90 days after the date of the non-employee director's death.
Employee directors will receive no additional compensation for their service as a director.
We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board or any committee thereof.
Non-Employee Director Compensation Table
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors for the year ended December 31, 2018. Directors who also serve as employees receive no additional compensation for their service as directors. During the fiscal year ended December 31, 2018, Ms. Hartz, our Chief Executive Officer, and Mr. Dreskin, our President, Music, were each a member of our board, as well as an employee, and thus received no additional compensation for her or his services as a director. See the section titled "Executive Compensation" for more information about Ms. Hartz's compensation for the year ended December 31, 2018, and see the following table for the total compensation that was earned by or paid to Mr. Dreskin for his service as an employee for the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Katherine August-deWilde	12,064	56,281	56,337	—	124,682
Roelof Botha	16,414	56,281	56,337	—	129,032
Andrew Dreskin(4)	—	—	—	1,116,169	1,116,169
Kevin Hartz(5)	8,750	7,001,366	56,337	—	7,066,453
Jane Lauder(6)	9,628	53,567	46,118	—	109,313
Sean P. Moriarty	11,687	56,281	56,337	—	124,305
Lorrie M. Norrington(7)	12,122	56,281	386,837	—	455,240
Helen Riley(8)	11,194	56,281	2,546,222(9)	—	2,613,697
Steffan Tomlinson	13,688	56,281	56,337	—	126,306
_______________________

(1)
The amounts reported represent the annual cash retainer and committee fees paid to each of our non-employee directors in the year ended December 31, 2018 pursuant to our director compensation policy. Each non-employee director other than Mr. Hartz elected to receive such amounts in the form of unrestricted shares of our Class A common stock.

(2)
The amounts reported represent the aggregate grant date fair value of the RSUs awarded to our non-employee directors in the year ended December 31, 2018, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in the Notes to our Consolidated Financial Statements included in our 2018 Annual Report. The amounts reported in this column reflect the accounting cost for the RSUs and does not correspond to the actual economic value that may be received by the director upon settlement of such RSUs. Unless as otherwise set forth below, the RSUs are for our Class A common stock, granted pursuant to our director compensation policy, and vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to the director's continued service through such date. Notwithstanding the vesting schedule, such RSUs fully accelerate upon the sale of our company. Each non-employee director elected to defer settlement of his or her annual RSU retainer awards in the form of deferred stock units.

(3)
The amounts reported represent the aggregate grant date fair value of the stock options awarded to our non-employee directors in the year ended December 31, 2018, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the Notes to our Consolidated Financial Statements included in our 2018 Annual Report. The amounts reported in this column reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received by the director upon exercise of the stock option. Unless as otherwise set forth, the shares subject to the stock options are for our Class A common stock, granted pursuant to our director compensation policy, and shall vest and become exercisable in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to the director's continued service through such date. Notwithstanding the vesting schedule, the stock options fully accelerate upon the sale of our company.

(4)
Mr. Dreskin is both an employee and a director, however, he is only compensated for his services as an employee. The amounts reported represent $650,000 in salary for services as our employee, a bonus in the amount of $460,669 related to Mr. Dreskin's performance as an employee for the fiscal year ended December 31, 2018 and $5,500 in company matching contributions to our 401(k) plan. Mr. Dreskin did not receive any compensation for his services as a director.

(5)
The amount reported represents the grant date fair value of Mr. Hartz's annual RSU equity retainer as well as RSUs awarded on January 1, 2018 for 802,900 shares of our Class B common stock, which vested in full on our initial public offering. The January 1, 2018 RSUs were awarded in recognition of Mr. Hartz's prior services as an employee of the company.

(6)	Ms. Lauder joined our board in November 2018 and her annual cash and equity retainer amounts have been pro-rated in accordance with our director compensation policy.

(7)
The amount reported represents the grant date fair value of Ms. Norrington's annual stock option equity retainer as well as a stock option grant awarded on May 15, 2018 for 50,000 shares of our Class B common stock, which vest in 48 equal monthly installments commencing on the grant date, subject to continued service through each applicable vesting date. The May 15, 2018 option is early exercisable.

(8)	Ms. Riley joined our board in July 2018.

(9)
The amount reported represents the grant date fair value of Ms. Riley's annual stock option equity retainer as well as a stock option grant awarded on July 31, 2018 for 264,319 shares of our Class B common stock, which vest in 48 equal monthly installments commencing on the grant date, subject to continued service through each applicable vesting date. The July 31, 2018 option is early exercisable.

As of December 31, 2018, Ms. August-deWilde held RSUs for 2,447 shares and an option to purchase 5,645 shares of our common stock, Mr. Botha held RSUs for 2,447 shares and an option to purchase 5,645 shares of our common stock, Mr. Dreskin held options to purchase 878,052 shares of our common stock, Mr. Hartz held RSUs for 2,447 shares and an option to purchase 1,255,645 shares of our common stock, Ms. Lauder held RSUs for 1,582 shares and an option to purchase 2,917 shares of our common stock, Mr. Moriarty held RSUs for 2,447 shares and options to purchase 55,645 shares of our common stock, Ms. Norrington held RSUs for 2,447 shares and options to purchase 240,608 shares of our common stock, Ms. Riley held RSUs for 2,447 shares and options to purchase 269,964 shares of our common stock, and Mr. Tomlinson held RSUs for 2,447 shares and options to purchase 196,037 shares of our common stock. David Morin, who resigned from the board in 2018, did not have any outstanding equity awards of the company as of December 31, 2018.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Number of Directors; Board Structure
Our board is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors expires at the 2020 annual meeting and the term of the Class III directors expires at the 2021 annual meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office.
Nominees
Our board has nominated Messrs. Botha, Dreskin and Tomlinson and Ms. Lauder for re-election as Class I directors to hold office until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each of the nominees is a current Class I director and member of our board and has consented to serve if elected.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received "FOR" the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by our present board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on our board. Our board may fill such vacancy at a later date or reduce the size of our board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
Vote Required
The election of directors requires a plurality of the voting power of the shares of our common stock be present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.
Recommendation of our Board
OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.
The biographies of each of the nominees and continuing directors above contain information regarding each such person's service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused our board to determine that the person should serve as a director of the company. In addition to the information presented below regarding each nominee's and continuing director's specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board. Finally, we value our directors' experience in relevant areas of business management and on other boards of directors and board committees.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ended December 31, 2019, and we are asking you and other stockholders to ratify this appointment. During fiscal 2018, PwC served as our independent registered public accounting firm.
Although ratification of the appointment of PwC is not required by our bylaws or otherwise, our board is submitting the appointment of PwC to stockholders for ratification as a matter of good corporate governance. A majority of the votes properly cast is required in order to ratify the appointment of PwC. In the event that a majority of the votes properly cast do not ratify this appointment of PwC, our audit committee will reconsider whether or not to retain PwC. Even if the appointment is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the stockholders.
We expect that a representative of PwC will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, our audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. Our audit committee has pre-approved all services performed by the independent registered public accounting firm since the pre-approval policy was adopted prior to our initial public offering.
Audit Fees
The following table sets forth the fees billed or to be billed by PwC and its affiliates for professional services rendered with respect to the fiscal years ended December 31, 2018 and 2017. All of these services were approved by our audit committee.

Fee Category	Fiscal 2018	Fiscal 2017
Audit Fees(1)	$3,250,866	$2,427,783
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$177,550	$250,000
All Other Fees(4)	$2,970	$2,970
Total Fees	$3,431,386	$2,680,753
_______________________

(1)
Audit Fees consist of fees for professional services provided in connection with the audit of our consolidated financial statements, reviews of our quarterly condensed consolidated financial statements and accounting consultations billed as audit services. This category also includes fees for services incurred in connection with our initial public offering and services normally provided by PwC in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under "Audit Fees."

(3)
Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.

(4)
All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data.

Auditor Independence
In our fiscal year ended December 31, 2018, there were no other professional services provided by PwC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.

Vote Required
The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2019 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
Recommendation of our Board
OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee is a committee of the board comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the Securities and Exchange Commission ("SEC"). The audit committee operates under a written charter approved by our board, which is available on our website at https://investor.eventbrite.com/. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee's performance on an annual basis.
With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC"), is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and PwC;

•
discussed with PwC the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T; and

•
received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with PwC its independence.

Based on the audit committee's review and discussions with management and PwC, the audit committee recommended to the board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Steffan Tomlinson (Chair)
Roelof Botha
Lorrie Norrington
Helen Riley
This report of the audit committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended ("Securities Act"), or under the Securities Exchange Act of 1934, as amended ("Exchange Act"), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of March 31, 2019. Each of our executive officers is appointed by, and serves at the discretion of, our board and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Mr. Hartz and Ms. Hartz are husband and wife. Ms. Hartz's biographical information is provided in the section of this Proxy Statement titled "Board of Directors and Corporate Governance."

Name	Age	Position
Julia Hartz	39	Co-Founder, Chief Executive Officer and Director
Randy Befumo	48	Chief Financial Officer
Omer Cohen	50	Chief People Officer
Shane Crehan	45	Chief Accounting Officer
Samantha Harnett	43	Senior Vice President and General Counsel
Brian Irving	44	Chief Brand Officer
Patrick Poels	50	Senior Vice President of Platform
Deborah Sharkey	46	Chief Commercial Officer
Executive Officers
Randy Befumo. Mr. Befumo has served as our Chief Financial Officer since November 2016. From July 2016 to November 2016, Mr. Befumo served as our Interim Chief Financial Officer. From May 2013 to October 2016, he served in various other leadership roles with us, primarily as the VP of Strategy. From 2006 to 2013, Mr. Befumo served as director of research at Legg Mason Capital Management, an investment company. Mr. Befumo holds a Bachelor of Arts in Interdisciplinary Studies, Religion and Philosophy from The College of William and Mary.
Omer Cohen. Mr. Cohen has served as our Chief People Officer since September 2017. From 2012 to 2017, Mr. Cohen held various roles at Lytro, a light field imaging and virtual reality content company, including Chief Operating Officer from 2015 to 2017 and Chief People Officer from 2012 to 2015. Prior to that, Mr. Cohen founded TrustAdvantage, a boutique organizational effectiveness consulting practice and also formerly served as Chief Operating Officer and then President of the Great Place to Work Institute, Inc. Mr. Cohen holds a Master of Business Administration from the University of Michigan, Stephen M. Ross School of Business, and a Bachelor of Arts in Economics from Brown University.
Shane Crehan. Mr. Crehan has served as our Chief Accounting Officer since January 2019. From December 2009 to July 2018, Mr. Crehan held various finance roles at Facebook, a publicly traded global social networking company, including as Head of International Finance and Global Finance Operations from 2016 to 2018. Mr. Crehan started his career as a public accountant with Ernst & Young, and prior to joining Facebook, held various roles in the financial services and online gambling industries. Mr. Crehan holds a Bachelor of Arts (with first class honors) in Law and Accounting from the University of Limerick in Ireland. Mr. Crehan is a Fellow Chartered Accountant of Chartered Accountants Ireland and has subsequently completed a professional Diploma in International Financial Reporting Standards with distinction.
Samantha Harnett. Ms. Harnett has served as our Senior Vice President, General Counsel since May 2018, and previously as our Vice President, General Counsel from November 2015 through May 2018. From March 2005 to November 2015, Ms. Harnett served in various positions at ZipRealty, a real estate technology and online brokerage company, including most recently as the general counsel and senior vice president of business development from October 2009 to November 2015. Prior to that, Ms. Harnett was an associate at Wilson Sonsini Goodrich and Rosati, P.C. Ms. Harnett holds a Juris Doctor from Santa Clara University School of Law and a Bachelor of Arts in Psychology from California State University.
Brian Irving. Mr. Irving has served as our Chief Brand Officer since January 2018. From September 2016 to September 2017, Mr. Irving served as the chief marketing and revenue officer for Just (formerly Hampton Creek), a food manufacturing company. From May 2015 to July 2016, Mr. Irving served as global marketing director at Airbnb, an online hospitality marketplace. From July 2013 to May 2015, Mr. Irving served as the senior director of marketing for Google Play, a division of Alphabet. Mr. Irving holds a Bachelor of Arts in International Relations from Michigan State University.

Patrick Poels. Mr. Poels has served as our Senior Vice President of Platform since January 2018 and, prior to that, he served as our Vice President of Engineering from March 2012 to January 2018, and as our Director of Data Engineering from November 2011 to March 2012. From 2010 to 2011, Mr. Poels served as the chief technical officer at Pathways Platform, a healthcare staffing company. Previously, Mr. Poels was an executive at Ticketmaster.
Deborah Sharkey. Ms. Sharkey served as our Chief Commercial Officer from November 2018 until April 2019. From January 2018 until May 2018, Ms. Sharkey served as an independent adviser and coach to marketplace startups. From May 2015 to July 2017, Ms. Sharkey served as Chief Operating Officer at DogVacay, a pet services marketplace. From October 2003 to February 2015, Ms. Sharkey served in a variety of management roles at eBay, a publicly traded e-commerce company, including most recently as Vice President of Local Marketplaces from June 2013 to February 2015. Ms. Sharkey holds a Bachelor of Arts in Foreign Affairs from the University of Virginia and a Graduate Certificate in Information Technology from the University of Technology Sydney.

EXECUTIVE COMPENSATION
Overview
Our compensation programs are designed to:

•	attract, motivate, incentivize and retain employees at the executive level who contribute to our long-term success;

•
provide compensation packages to our executives that are fair and competitive and reward high performance and the achievement of our business objectives and effectively align their interests with those of our stockholders; and

•
effectively align our executives' interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board on its discussions, decisions and other actions. Our Chief Executive Officer makes recommendations for the respective executive officers that report to her to our compensation committee and typically attends compensation committee meetings. Our Chief Executive Officer makes such recommendations (other than with respect to herself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer's individual contribution toward these results, the executive officer's role and performance of his or her duties and his or her achievement of individual goals. Our compensation committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes decisions as to the target total direct compensation for each executive officer, including our Chief Executive Officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the compensation committee, the compensation committee meets outside the presence of our Chief Executive Officer when discussing her compensation and when discussing certain other matters, as well.
Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In the fiscal year ended December 31, 2018, the compensation committee continued to retain Compensia, Inc., a national compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The compensation committee engaged Compensia, Inc. to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, and the work performed by, Compensia, Inc. creates any conflict of interest.
The compensation provided to our named executive officers for the fiscal year ended December 31, 2018 is set forth in the Summary Compensation Table below and the accompanying footnotes and narrative that follow this section.
Our named executive officers for the fiscal year ended December 31, 2018, which consisted of our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer, were:

•	Julia Hartz, our Chief Executive Officer;

•	Samantha Harnett, our Senior Vice President, General Counsel; and

•	Brian Irving, our Chief Brand Officer.
Our executive compensation program is based on a pay for performance philosophy. Compensation for our executive officers is composed primarily of the following main components: base salary and equity incentives in the form of stock options and RSUs. Our executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans. As we continue to transition from a private company to a publicly-traded company, we intend to evaluate our compensation philosophy and compensation plans and arrangements as circumstances require.

2018 Summary Compensation Table
The following table provides information regarding the total compensation, for services rendered in all capacities, that was earned by our named executive officers during the year ended December 31, 2018.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Julia Hartz,	2018(4)	358,108	0	25,206,620(5)	0	25,564,728
Chief Executive Officer	2017	335,000	0	0	0	335,000
Samantha Harnett,	2018(6)	310,094	706,800	0	5,500	1,022,394
Senior Vice President, General Counsel
Brian Irving	2018(7)	294,318	0	736,505	5,500	1,036,323
Chief Brand Officer
_______________________

(1)
The amounts reported represent the aggregate grant date fair value of the RSUs awarded to our named executive officers in the year ended December 31, 2018, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in the Notes to our Consolidated Financial Statements included in the 2018 Annual Report. The amounts reported in this column reflect the accounting cost for the RSUs and does not correspond to the actual economic value that may be received by the officer upon settlement of such RSUs.

(2)
The amounts reported represent the aggregate grant date fair value of the stock options awarded to the named executive officer in the year ended December 31, 2018 calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the Notes to our Consolidated Financial Statements included in the 2018 Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon exercise of the stock options.

(3)	The amounts reported reflect company matching contributions to our 401(k) Plan.

(4)	Ms. Hartz's base salary was increased from $335,000 to $390,000, effective July 31, 2018.

(5)
The amount reported represents a one-time retention grant awarded to Ms. Hartz prior to our initial public offering to incentivize her to remain our Chief Executive Officer through and following our initial public offering.  The size of the award was approved by our board after receiving input from our compensation consultant, including the review of market data and compensation received by other chief executive officers of similar pre-IPO private companies.

(6)	Ms. Harnett's base salary was increased from $276,375 to $330,000, effective May 15, 2018.

(7)	The amount reported represents Mr. Irving's base salary of $300,000, pro-rated to reflect his date of hire in early January 2018.
Narrative to Summary Compensation Table
Base Salaries
We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For the year ended December 31, 2018, the annual base salaries for each of Ms. Hartz, Ms. Harnett and Mr. Irving were $390,000, $330,000 and $300,000.
Bonuses

None of our named executive officers received any bonuses or non-equity incentive compensation during the fiscal year ended December 31, 2018.
Equity Compensation
Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them. During the year ended December 31, 2018, we granted options to purchase shares of our common stock to Ms. Hartz and Mr. Irving and RSUs to Ms. Harnett, as described in more detail in the "Outstanding Equity Awards at 2018 Year-End" table.
Executive Employment Arrangements
We initially entered into offer letters with each of the named executive officers in connection with his or her employment with us, which set forth the terms and conditions of employment of each individual, including base salary, target annual bonus opportunity and standard employee benefit plan participation.
Offer Letters in Place During the Year Ended December 31, 2018 for Named Executive Officers
Julia Hartz
On November 30, 2005, we entered into an offer letter with Ms. Hartz, which was subsequently amended on April 21, 2016 in connection with her promotion to Chief Executive Officer. The offer letter, as amended, provided for Ms. Hartz's at-will employment and set forth her annual base salary and an option grant (including an option grant in connection with her promotion), as well as her eligibility to participate in our benefit plans generally. Ms. Hartz is subject to our standard employment, confidential information, invention assignment and arbitration agreement.
Samantha Harnett
On October 26, 2015, we entered into an offer letter with Ms. Harnett pursuant to which she became our Vice President, General Counsel. Ms. Harnett subsequently became our Senior Vice President, General Counsel. The offer letter provided for Ms. Harnett's at-will employment and set forth her annual base salary and an option grant, as well as her eligibility to participate in our benefit and bonus plans generally. Ms. Harnett is subject to our standard employment, confidential information, invention assignment and arbitration agreement.
Brian Irving
On December 29, 2017, we entered into an offer letter with Mr. Irving pursuant to which he became our Chief Brand Officer. The offer letter provided for Mr. Irving's at-will employment and set forth his annual base salary and an option grant, as well as his eligibility to participate in our benefit and bonus plans generally. Mr. Irving is subject to our standard employment, confidential information, invention assignment and arbitration agreement.
Executive Severance and Change in Control Agreements
In 2017, we entered into Executive Severance and Change in Control Agreements with certain of our executive officers, including Ms. Hartz, Ms. Harnett and Mr. Irving, which provides that upon a termination by us for any reason other than for "cause," as defined in such agreement, death or disability, outside of the change in control period (i.e., the period beginning three months prior to and ending 12 months after, a "change in control," as defined in such agreement), Ms. Hartz, Ms. Harnett and Mr. Irving will be entitled to receive, subject to the execution and delivery of an effective release of claims in our favor, (i) a lump sum cash payment equal to six months of base salary and (ii) a monthly cash payment equal to the contribution that we would have made to provide health insurance to the executive officer if the executive officer had remained employed by us for up to six months.
The Executive Severance and Change in Control Agreement also provides that upon a (i) termination by us other than for cause, death or disability or (ii) resignation for "good reason," as defined in such agreement, in each case within the change in control period, Ms. Hartz, Ms. Harnett and Mr. Irving will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective release of claims in our favor, (i) a lump sum cash payment equal to 12 months of base salary, (ii) a monthly cash payment equal to the contribution that we would have made to provide health insurance to the executive officer if the executive officer had remained employed by us for up to 12 months and (iii) full accelerated vesting of all outstanding and unvested equity awards held by such executive.
The payments and benefits provided under the Executive Severance and Change in Control Agreements in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject such executive to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Ms. Hartz, Ms. Harnett and Mr. Irving in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to her or him.
Policy on Hedging and Pledging of Eventbrite Securities
We have an insider trading policy, which, among other things, prohibits our directors, officers, employees and consultants from engaging in derivative securities transactions, including hedging, with respect to our securities. In addition, no such person may pledge our securities as collateral for a loan or use our securities as collateral in a margin account.
Outstanding Equity Awards at Fiscal 2018 Year-End Table
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2018:

	Option Awards(1)							Stock Awards(2)
Name	Vesting commencement date	Number of securities underlying unexercised options				Option exercise price ($)	Option Expiration Date	Number of shares or unites of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
		exercisable (#)		unexercisable (#)
Julia Hartz	2/13/2013	250,000	(3)	—		2.41	2/27/2023	—		—
Chief Executive Officer	5/1/2015	75,000	(3)	—		6.65	5/24/2025	—		—
	5/19/2016	1,552,468	(3)	—		7.40	5/18/2026	—		—
	5/31/2018	419,630	(3)	2,457,838		13.72	7/23/2028	—		—
Samantha Harnett	11/10/2015	142,604	(4)	42,396		7.24	11/9/2025	—		—
Senior Vice President, General Counsel	5/1/2017	17,020	(5)	25,980		6.79	5/22/2027
	5/31/2018	—		—		—	—	52,500	(6)	1,460,025
Brian Irving	1/8/2018	—		175,000	(7)	8.65	2/7/2028	—		—
Chief Brand Officer
_______________________

(1)
Each stock option was granted pursuant to our 2010 Stock Plan, as amended and restated ("2010 Plan"), and is immediately exercisable except as otherwise noted below. To the extent a named executive officer exercises his or her option prior to vesting, the shares of our common stock that he or she will receive will be unvested and subject to the company's right of repurchase. No named executive officer has early exercised his or her options.

(2)	Represents RSUs granted pursuant to our 2010 Plan. The market value was calculated using the closing market price of a share of our Class A common stock as of December 31, 2018, which was $27.81.

(3)
The shares subject to the option vest in equal monthly installments over 48 months following the vesting commencement date; provided that in each case Ms. Hartz remains continuously employed with us through each applicable vesting date. In the event of a change in control, if Ms. Hartz is terminated by us for any reason other than for cause, death or disability, or she resigns for good reason, in each case within three months prior to or 12 months following such change in control, then 100% of the then-unvested portion of the option and underlying shares of common stock will become vested.

(4)
25% of the shares subject to the option vest on the anniversary of the vesting commencement date, with the balance vesting in 36 equal monthly installments over 36 months following the anniversary of the vesting commencement date; provided that in each case Ms. Harnett remains continuously employed with us through each applicable vesting date. In the event of a change in control, if Ms. Harnett is terminated by us for any reason other than for cause, death or disability, or she resigns for good reason, in each case within three months prior to or 12 months following such change in control, then 100% of the then-unvested portion of the option and underlying shares of common stock will become vested.

(5)
The shares subject to the option vest in equal monthly installments over 48 months following the vesting commencement date; provided that in each case Ms. Harnett remains continuously employed with us through each applicable vesting date. In the event of a change in control, if Ms. Harnett is terminated by us for any reason other than for cause, death or disability, or she resigns for good reason, in each case within three months prior to or 12 months following such change in control, then 100% of the then-unvested portion of the option and underlying shares of common stock will become vested.

(6)
The RSUs are subject to a time and performance based vesting condition. The performance based vesting condition was satisfied at the time of our initial public offering. The RSUs time-vest in 16 equal quarterly installments following the vesting commencement date; provided that in each case Ms. Harnett remains continuously employed with us through each applicable vesting date. In the event of a change in control, if Ms. Harnett is terminated by us for any reason other than for cause, death or disability, or she resigns for good reason, in each case within three months prior to or 12 months following such change in control, then 100% of the time-based vesting condition for the RSUs will be deemed satisfied.

(7)
25% of the shares subject to the option vest on the anniversary of the vesting commencement date, with the balance vesting in 36 equal monthly installments over 36 months following the anniversary of the vesting commencement date; provided that in each case Mr. Irving remains continuously employed with us through each applicable vesting date. In the event of a change in control, if Mr. Irving is terminated by us for any reason other than for cause, death or disability, or he resigns for good reason, in each case within three months prior to or 12 months following such change in control, then 100% of the then-unvested portion of the option and underlying shares of common stock will become vested.

COMPENSATION COMMITTEE REPORT OF THE BOARD OF DIRECTORS
The compensation committee has reviewed and discussed the section titled "Executive Compensation" with management. Based on such review and discussion, the compensation committee has recommended to the board that the section titled "Executive Compensation" be included in this proxy statement.
Respectfully submitted by the members of the compensation committee of the board:
Sean Moriarty (Chair)
Katherine August-deWilde
Roelof Botha

This report of the compensation committee is required by the Securities and Exchange Commission ("SEC") and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended ("Securities Act"), or under the Securities Exchange Act of 1934, as amended ("Exchange Act"), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2018 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders(1)	22,680,370	(2)	$7.85	(3)	10,870,987	(4)
Equity compensation plans not approved by stockholders	—		—		—
Total	22,680,370		$7.85		10,870,987
_______________________

(1)	Includes the following plans: our 2010 Plan, our 2018 Plan and our 2018 Employee Stock Purchase Plan ("ESPP").

(2)	Excludes 7,186,569 shares that may be issued as RSUs as of December 31, 2018.

(3)	Excludes 7,186,569 shares that may be issued as RSUs as of December 31, 2018.

(4)
As of December 31, 2018, a total of 7,672,600 shares of our Class A common stock have been reserved for issuance pursuant to the 2018 Plan, which number excludes the 3,917,920 shares that were added to the 2018 Plan as a result of the automatic annual increase on January 1, 2019. The 2018 Plan provides that the number of shares reserved and available for issuance under the 2018 Plan will automatically increase each January 1, beginning on January 1, 2019, by 5% of the outstanding number of shares of our Class A and Class B common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Class A and Class B common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2018 Plan and the 2010 Plan will be added back to the shares of Class A common stock available for issuance under the 2018 Plan (provided, that any such shares of Class B common stock will first be converted into shares of Class A common stock). We no longer make grants under the 2010 Plan. As of December 31, 2018, a total of 1,534,500 shares of our Class A common stock have been reserved for issuance pursuant to the ESPP, which number excludes the 783,584 shares that were added to the ESPP as a result of the automatic annual increase on January 1, 2019. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each January 1, beginning on January 1, 2019, by the lesser of 1,534,500 shares of our Class A common stock, 1% of the outstanding number of shares of our Class A and Class B common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information available to us with respect to the beneficial ownership of our capital stock as of March 31, 2019, for:

•	each of our named executive officers;

•	each of our directors;

•	all of our current directors and executive officers as a group; and

•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of percentage ownership of our common stock on 34,421,967 shares of our Class A common stock and 46,009,533 shares of our Class B common stock outstanding on March 31, 2019. We have deemed shares of our capital stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2019 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We have deemed shares of our capital stock subject to RSUs for which the service condition has been satisfied or would be satisfied within 60 days of March 31, 2019 to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person. However, we did not deem these shares subject to stock options or RSUs outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Eventbrite, Inc., 155 5th Street, Floor 7, San Francisco, California 94103.

	Shares Beneficially Owned
	Class A		Class B		Total Voting %†	Total Ownership %
	Shares	%	Shares	%
5% Stockholders:
Entities affiliated with Tiger Global(1)	—	—	12,418,349	26.99%	25.11%	15.44%
Entities affiliated with Sequoia Capital(2)	—	—	13,452,418	29.24%	27.20%	16.73%
Funds and accounts advised by T. Rowe Price(3)	5,997,827	17.42%	—	—	1.21%	7.46%
Alan Braverman(4)	—	—	2,700,000	5.87%	5.46%	3.36%
DAG Ventures(5)	2,184,225	6.35%	—	—	0.44%	2.72%
Tenaya Capital(6)	2,227,273	6.47%	—	—	0.45%	2.77%

Named Executive Officers and Directors:
Julia Hartz(7)	—	—	12,098,780	24.30%	22.73%	14.37%
Samantha Harnett(8)	7,217	*	183,374	*	*	*
Brian Irving(9)	—	—	58,333	*	*	*
Katherine August-deWilde(10)	416	*	228,645	*	*	*
Roelof Botha(11)	566	*	5,645	*	*	*
Andrew Dreskin(12)	—	—	618,295	1.33%	1.23%	*
Kevin Hartz(7)	—	—	12,098,780	24.30%	22.73%	14.37%
Jane Lauder(13)	332	*	2,917	*	*	*
Sean P. Moriarty(14)	403	*	363,183	*	*	*
Lorrie M. Norrington(15)	418	*	240,608	*	*	*
Helen Riley(16)	386	*	269,964	*	*	*
Steffan C. Tomlinson(17)	472	*	196,037	*	*	*
All directors and executive officers as a group (17 persons)(18)	22,190	*	15,752,423	32.20%	30.06%	18.91%
______________________

*	Represents less than one percent (1%).

†
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class A common stock are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share.

(1)
Consists of shares of Class B common stock held by Tiger Global Private Investment Partners VI, L.P., Tiger Global Private Investment Partners VII, L.P. and other affiliates of Tiger Global Management, LLC. Tiger Global Management, LLC is controlled by Chase Coleman, Lee Fixel and Scott Shleifer. The business address for each of these entities and individuals is c/o Tiger Global Management, LLC, 9 West 57th Street, 35th Floor, New York, New York 10019.

(2)
Consists of (i) 10,723,565 shares of Class B common stock held by Sequoia Capital U.S. Venture 2010 Fund, L.P. (SC USV 2010); (ii) 1,178,536 shares of Class B common stock held by Sequoia Capital U.S. Venture 2010 Partners Fund (Q), L.P. (SC USV 2010 PFQ); (iii) 237,945 shares of Class B common stock held by Sequoia Capital U.S. Venture 2010 Partners Fund, L.P (SC USV 2010 PF); (iv) 1,232,186 shares of Class B common stock held by Sequoia Capital U.S. Growth Fund VII, L.P. (SC USGF VII) and (v) 80,186 shares of Class B common stock held by Sequoia Capital U.S. Growth VII Principals Fund, L.P (SC USGF VII PF). SC US (TTGP), Ltd. is the general partner of SC U.S. Venture 2010 Management, L.P., which is the general partner of each of SC USV 2010, SC USV 2010 PF and SC USV 2010 PFQ (collectively, the SC USV 2010 Funds). As a result, SC US (TTGP), Ltd. and SC U.S. Venture 2010 Management, L.P. may be deemed to share voting and dispositive power with respect to the shares held by the SC USV 2010 Funds. SC US (TTGP), Ltd. is the general partner of SC U.S. Growth VII Management, L.P., which is the general partner of each of SC USGF VII and SC USGF VII PF (collectively, the SC USGF VII Funds). As a result, SC US (TTGP), Ltd.

and SC U.S. Growth VII Management, L.P. may be deemed to share voting and dispositive power with respect to the shares held by the SC USGF VII Funds. The directors and stockholders of SC US (TTGP), Ltd. that exercise voting and investment discretion with respect to the SC 2010 Funds' and SC USGF VII Funds' investments include Roelof F. Botha, one of our directors. Each of the directors and stockholders of SC US (TTGP), Ltd. who exercises voting and investment discretion with respect to the SC USV 2010 Funds' and the SC USGF VII Funds' investments, including Mr. Botha, disclaims beneficial ownership of the shares held by the SC USV 2010 Funds and the SC USGF VII Funds. The address of each of these entities is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.

(3)
Based solely on a Schedule 13G/A filed with the SEC on April 10, 2019, T. Rowe Price Associates, Inc. reports that it has sole voting power over 311,000 shares of Class A common stock and sole dispositive power over 3,369,398 shares of Class A common stock, and T. Rowe Price New Horizons Fund, Inc. has sole voting power over 2,628,429 shares of Class A common stock. The principal address for T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(4)	Consists of 2,700,000 shares of Class B common stock held by Alan Braverman.

(5)
Consists of (i) 1,857,490 shares of Class A common stock held by DAG Ventures IV-QP L.P.; (ii) 196,301 shares of Class A common stock held by DAG Ventures IV L.P. and (iii) 130,434 shares of Class A common stock held by DAG Ventures IV-A LLC. The principal address for each of these three entities is 251 Lytton Avenue, Palo Alto, California 94301.

(6)
Consists of (i) 1,745,527 shares of Class A common stock held by Tenaya Capital V LP and (ii) 481,746 shares of Class A common stock held by Tenaya Capital V-P LP. The principal address for each of these entities is 3280 Alpine Road, Portola Valley, California 94028.

(7)
Consists of (i) 4,273,601 shares of Class B common stock held by The Hartz Family Revocable Trust Dtd 12/4/08; (ii) 2,627,266 shares of Class B common stock held by The Hartz 2008 Irrevocable Trust, dated September 15, 2008; and, as to each of which Ms. Hartz and Mr. Hartz are co-trustees, and share voting and dispositive power; (iii) 1,000,000 shares of Class B common stock held of record by Ms. Hartz; (iv) 2,536,887 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2019 held by Ms. Hartz; (v) 1,250,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2019 held by Mr. Hartz; and (vi) 411,026 shares of Class B common stock held of record by Mr. Hartz.

(8)	Consists of (i) 7,217 shares of Class A common stock and (ii) 183,374 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2019.

(9)	Consists of 58,333 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2019.

(10)
Consists of (i) 416 shares of Class A common stock, (ii) 223,000 shares of Class B common stock held by deWilde Family Trust u/ald 6/21/90, of which Ms. August-deWilde is a trustee and (iii) 5,645 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2019.

(11)	Consists of (i) 566 shares of Class A common stock and (ii) 5,645 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2019.

(12)	Consists of 618,295 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2019.

(13)	Consists of (i) 332 shares of Class A common stock and (ii) 2,917 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2019.

(14)
Consists of (i) 403 shares of Class A common stock, (ii) 307,538 shares of Class B common stock and (iii) 55,645 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2019. Also includes (i) 230,947 shares pledged as collateral to secure certain personal indebtedness owed to 137 Ventures, L.P., (ii) 83,333 shares subject to an option granted by Mr. Moriarty to 137 Ventures, L.P. with an exercise price of $11.40 per share and (iii) 62,500 shares subject to an option granted by Mr. Moriarty to 137 Ventures, L.P. with an exercise price of $16.00 per share.

(15)	Consists of (i) 418 shares of Class A common stock and (ii) 240,608 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2019.

(16)	Consists of (i) 386 shares of Class A common stock and (ii) 269,964 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2019.

(17)	Consists of (i) 472 shares of Class A common stock and (ii) 196,037 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2019.

(18)
Consists of (i) 22,190 shares of Class A common stock beneficially owned by our named executive officers, current directors and other executive officers, (ii) 8,894,604 shares of Class B common stock beneficially owned by our named executive officers, current directors and other executive officers and (iii) 6,857,423 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of March 31, 2019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section titled "Executive Compensation" the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Hartz Family Trusts
Ms. Hartz is a member of our board and the Chief Executive Officer and a co-founder of our company. Mr. Hartz is the Chairperson of our board and a co-founder of our company. Ms. Hartz and Mr. Hartz are wife and husband. Ms. and Mr. Hartz beneficially own shares held by The Hartz 2008 Irrevocable Trust, dated September 15, 2008 and the Kevin Earnest Hartz & Julia D. Hartz TTEES the Hartz Family Revocable Trust Dtd 12/4/08, which together hold 8.58% of our outstanding common stock as of March 31, 2019, are affiliates of Ms. and Mr. Hartz, and Ms. and Mr. Hartz are the beneficial owners of the shares of our stock owned by those trusts. As of March 31, 2019, The Hartz 2008 Irrevocable Trust, dated September 15, 2008 and the Kevin Earnest Hartz & Julia D. Hartz TTEES the Hartz Family Revocable Trust Dtd 12/4/08 beneficially owned 15.00% of the outstanding shares of Class B common stock and control 13.95% of the voting power of our common stock.
Secondary Stock Sales
In May 2018, entities affiliated with Sequoia Capital, one of our 5% stockholders, purchased a total of 1,312,372 shares of our common stock at a purchase price of $13.12 per share, for an aggregate purchase price of $17,218,321, from five stockholders, none of whom were directors or executive officers.
Investors' Rights Agreement
We are party to an amended and restated investors' rights agreement, dated as of August 30, 2017, which provides, among other things, that certain holders of our capital stock, including entities affiliated with Sequoia Capital and Tiger Global and funds and accounts advised by T. Rowe Price, which each beneficially own more than 5% of our outstanding capital stock, an entity affiliated with Ms. Hartz and Mr. Hartz, an entity affiliated with Mr. Befumo and an entity affiliated with Ms. August-deWilde, have the right to demand that we file a registration statement or request that their shares of our capital stock be included on a registration statement that we are otherwise filing.
Other Transactions
We have granted equity awards to our executive officers and certain of our directors. See the section titled "Executive Compensation" for a description of these equity awards.

•
We have entered into change in control arrangements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits. See the section titled "Executive Compensation—Executive Employment Agreements—Executive Severance and Change in Control Agreements" for more information regarding these agreements.

•	We believe the terms of the transactions described above were comparable to terms we could have obtained in arm's-length dealings with unrelated third parties.
Indemnification of Officers and Directors
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Policies and Procedures for Related Party Transactions
Our audit committee has the primary responsibility for reviewing and approving or disapproving "related party transactions," which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons will provide that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our Class A and Class B common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.
Certain of the transactions described above were entered into prior to the adoption of this policy. Accordingly, such transactions were approved by disinterested members of our board after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unaffiliated third party.

OTHER MATTERS
Section 16(A) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for fiscal 2018, all required reports were filed on a timely basis under Section 16(a).
2018 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2018 are included in our 2018 Annual Report, which we will make available to stockholders at the same time as this Proxy Statement. Our 2018 Annual Report and this Proxy Statement are posted on our website at https://investor.eventbrite.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Eventbrite, Inc., 155 5th Street, Floor 7, San Francisco, California 94103.
*   *   *
Our board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

eventbrite

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EB2019**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E72462-P23933 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVENTBRITE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect four Class I directors to serve until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Roelof Botha
02) Andrew Dreskin
03) Jane Lauder
04) Steffan Tomlinson

The Board of Directors recommends you vote FOR the following proposal:

NOTE: The proxies may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E72463-P23933

EVENTBRITE, INC.
Annual Meeting of Stockholders
June 7, 2019, 9:30 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Julia Hartz, Randy Befumo and Samantha Harnett, or any of them, as proxies and attorneys-in-fact, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of Eventbrite, Inc. (the "Company") that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Pacific Time, on June 7, 2019, at www.virtualshareholdermeeting.com/EB2019, and any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted (i) FOR the election of each of the nominees for director, (ii) FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and (iii) in the discretion of the proxies, upon any other matters as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Continued and to be signed on reverse side